 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 25, 2019

Titan Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13341	94-3171940
(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA 94080

(Address of principal executive offices and zip code)

650-244-4990

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement

On April 25, 2019, Titan Pharmaceuticals, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with A.G.P./Alliance Global Partners, as agent (“A.G.P.”), pursuant to which the Company may offer and sell, from time to time through A.G.P., shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $25,000,000 (the “Aggregate Shares”). However, due to the offering limitations applicable to us under General Instruction I.B.6. of Form S-3, so long as our public float remains below $75,000,000 we may not sell shares with a value greater than one-third of our public float in any 12-month period. Accordingly, the Company has filed a prospectus supplement to its registration statement on Form S-3 (File No. 333-230742) offering shares of common stock having an aggregate gross sales price of up to $8,600,000 (the “Shares”). If our public float increases such that we may sell additional amounts under the Sales Agreement, we will be required to file another prospectus supplement prior to making additional sales.

Under the Sales Agreement, A.G.P. may sell the Aggregate Shares in sales deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through The Nasdaq Capital Market or any other existing trading market for the Company’s common stock, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law. The Company may instruct A.G.P. not to sell the Aggregate Shares if the sales cannot be effected at or above the price designated by the Company from time to time.

The Company is not obligated to make any sales of the Shares under the Sales Agreement. The offering of Shares pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement by A.G.P. or the Company, as permitted therein, but in no event later than the earlier to occur of (i) the completion of the sale of all of the Shares through A.G.P. or (ii) April 24, 2022.

The Company will pay A.G.P. a fixed commission rate of 3.0% of the gross proceeds from the sale of Common Stock on the Company’s behalf pursuant to the Sales Agreement and has agreed to provide A.G.P. with customary indemnification and contribution rights. The Company also has agreed to reimburse A.G.P. for its reasonable out-of-pocket expenses, including the fees and disbursements of legal counsel, pursuant to the Sales Agreement, in an amount not to exceed $45,000 plus an amount not to exceed $7,500 per fiscal year during which sales of our Common Stock have been made pursuant to the Sales Agreement.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The opinion of Loeb & Loeb LLP, the Company’s counsel, regarding the legality of the Shares that may be issued pursuant to the Sales Agreement is also filed herewith as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the common stock discussed herein, nor shall there be any offer, solicitation, or sale of common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

Exhibit Number	Description
5.1	Opinion of Loeb & Loeb LLP as to the legality of the Shares
10.1	Sales Agreement dated April 25, 2019 between the Registrant and A.G.P./Alliance Global Partners
23.1	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2019	TITAN PHARMACEUTICALS, INC.

	By:	/s/ Sunil Bhonsle
	Name:	Sunil Bhonsle
	Title:	President and Chief Executive Officer

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